NONQUALIFIED STOCK OPTION AGREEMENT
                     UNDER THE CHAMPION ENTERPRISES, INC.
                     1995 STOCK OPTION AND INCENTIVE PLAN



     THIS STOCK OPTION AGREEMENT made this 31st day of August,
1995, by and between Champion Enterprises, Inc., a Michigan corporation ("the Company"), and Walter R. Young, Jr. (the
"Optionee").

     WITNESSETH:

     WHEREAS, the Optionee is now employed by the Company as President and Chief Executive Officer, and the Company desires to provide additional incentive to the Optionee, to encourage stock ownership by the Optionee, and to encourage the Optionee to remain in the employ of the Company, and as an inducement thereto, the Company has determined to grant to the Optionee a nonqualified stock option pursuant to the Company's 1995 Stock Option and Incentive Plan, a copy of which is attached hereto as Exhibit A;

     NOW, THEREFORE, it is agreed between the parties as follows:

     1. Definitions in Agreement. For purposes of this Agreement, certain words and phrases have the following definitions:

           (a) "Cause" means "cause" as defined in the Optionee's employment agreement with the Company, dated April 27, 1990, as may be amended from time to time; provided, however, that any notice by the Company not to renew such employment agreement shall not be deemed to constitute termination for "cause" unless specifically stated in the notice;

           (b) "Change in Control" means a "change in control of the Company," as defined in Section 8.2 of the Plan;

           (c) "Code" means the Internal Revenue Code of 1986, as amended;

           (d) "Committee" means the Compensation Committee of the Company;

           (e) "Common Stock" means the common stock of the Company;

           (f)   "Company" means Champion Enterprises, Inc.;

           (g)   "Disability" means "disability" as defined under
Section 22(e) of the Code;

           (h) "Employment" (whether or not capitalized) means employment with the Company or any Parent or Subsidiary of the Company;

           (i)   "Optionee" means Walter R. Young, Jr;

           (j) "Parent" means any "parent corporation" as defined in Section 424(e) of the Code;

           (k)   "Plan" means the Company's 1995 Stock Option and
Incentive Plan; and

           (l) "Subsidiary" means any "subsidiary corporation" as defined in Section 424(f) of the Code.

           (m) "Vest," "Vested" or "Vesting" (whether or not capitalized) means the date on which all or a portion of the option is first exercisable.

     2. Grant of Option. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee the right and option to purchase from the Company up to, but not exceeding in the aggregate, 200,000 shares of the Company's Common Stock at a price of $17.00 per share, the fair market value of the Company's Common Stock on the date of grant. This option is not intended to meet the requirements under Section 422 of the Code.

     3. Optionee's Deposit of Shares. As partial consideration for this option grant and the total stock incentive program of 800,000 shares of Company Common Stock granted to Optionee on the grant date, Optionee shall deposit with the Company 62,500 of his personally-owned, unencumbered shares of the Company's Common Stock within 60 days after the date of this option grant. Optionee shall be entitled to vote and receive dividends on such shares while they are on deposit with the Company. The option granted hereunder shall terminate in full if the Optionee does not deposit the aforementioned 62,500 unencumbered shares on or before 60 days after the grant date, or, if the Optionee otherwise retakes possession of said shares prior to full vesting of this option (unless the Committee, at its sole discretion, has unilaterally decided to return the deposited shares to the Optionee prior to such date). The Optionee's shares on deposit shall be returned to the Optionee upon the vesting, expiration or termination of the option, whichever occurs first. If the option vests in installments, then a pro rata number of shares shall be returned as the vesting occurs.

     4. Right to Exercise Option. The Optionee may purchase from the Company, in whole or in part, on and after the fifth anniversary of the date of grant, 100% of the shares covered by this option, provided that on the date of exercise, the Optionee has continuously complied with the Common Stock deposit requirements of Section 3 To the extent that the option is outstanding upon the occurrence of a Change in Control, the option, whether or not then exercisable, shall become exercisable in full; provided the Optionee has continuously complied with the Common Stock deposit requirements of Section
3. Any provision of this Agreement notwithstanding, no portion of this option shall be exercisable on or after the earlier of the eighth anniversary of the date of grant, or three years after that portion of the option has become exercisable under the acceleration provisions.

     5. Acceleration Due to Performance. The Optionee may purchase from the Company up to and including one-half of the option shares (100,000 shares) on or after the third anniversary of the grant date if (a) the Company's Common Stock has attained a price of $29.375 per share (20% compound annual growth), and
(b) the Optionee has continuously complied with the Common Stock deposit requirements of Section 3. If the Company's Common Stock has not attained the aforementioned price by the third anniversary of the grant date, the Optionee may then purchase from the Company up to and including one-half of the option shares on or after the fourth anniversary of the date of grant if the Company's Common Stock has attained a price of $35.25 per share (20% compound annual growth) as of such date. For purposes of this Section 5, the Company's Common Stock price shall equal the average closing price for the 10 highest consecutive trading days during the 60 trading days immediately preceding the related anniversary date.

     6.    Termination of Employment.

           (a) If, prior to the date that this option shall first become exercisable, the Optionee's employment with the Company shall be terminated for any reason except (i) a Change in Control, (ii) death, (iii) Disability or (iv) the Optionee's involuntary termination by the Company without Cause, the Optionee's right to exercise this option shall terminate and all exercise rights hereunder shall cease.

           (b) If the Optionee's employment is terminated due to a Change in Control, the Option shall become fully exercisable and may be exercised pursuant to paragraph (d) below.

           (c)   If the Optionee's employment is terminated due to
(i) death, (ii) Disability, or (iii) the Optionee is involuntarily terminated by the Company without Cause, the Committee shall then deem a prorated number of shares under this Option to have vested, based on the Optionee's number of completed months in the five-year vesting period.

           (d) If, on or after the date that this option shall first become exercisable (or deemed partially exercisable), the Optionee's employment shall be terminated for any reason other than death or Disability, the Optionee shall have the right, within three months after such termination of employment, to exercise this option to the extent that it is exercisable and unexercised on the date of such termination of employment, subject to any other limitation on the exercise of the option in effect at the date of exercise. The three-month period may be extended at the discretion of the Committee, but not beyond the expiration date stated in the original grant.

           (e) If, on or after the date that this option shall first become exercisable (or deemed partially exercisable), the Optionee shall die or become Disabled, the Optionee or the executor or administrator of the estate of the Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, or the legal guardian of the Optionee or the individual designated in the Optionee's durable power of attorney in the event of Disability, shall have the right, within one year from the date of the Optionee's death or Disability, to exercise this option to the extent that it is exercisable and unexercised on the date of the Optionee's death or Disability, subject to any other limitation on exercise in effect at the date of exercise. The one-year period may be extended at the discretion of the Committee, but not beyond the expiration date stated in the original grant.

           (f) A leave of absence with the written consent of the Company, shall not be a termination of services for purposes of this option. However, the transfer of the Optionee from one corporation to another among the Company, its Parent and any of its Subsidiaries shall be deemed to constitute the Optionee's involuntary termination of employment by the Company without Cause if the Optionee, without his consent, does not retain his position as Chief Executive Officer of the Company.

     7. Exercise of Option. The Optionee, from time to time during the period when the option hereby granted may by its terms be exercised, may exercise the option in whole or in part as at the time permitted, by delivery to the Company of: (a) a written notice signed by the Optionee (i) stating the number of shares that the Optionee has elected to purchase at that time from the Company, and (ii) upon the request of the Company, representing that the Optionee is acquiring the shares being purchased for investment and not for resale; and (b) cash, personal check, bank draft, or money order for an amount equal to the purchase price of the shares then to be purchased; provided, however, that the Optionee may pay all or part of the purchase price by tendering to the Company previously-acquired shares of Company Common Stock, valued at the closing price of the Company's Common Stock on the preceding business day, as reported in The Wall Street Journal. In lieu of the foregoing, the Optionee may exercise all or part of the exercisable Option pursuant to the cashless exercise procedure described in Section 2.4(b) of the Plan. After receipt of the foregoing and subject to Section 8 below, the Company shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

     8. Compliance With Securities Laws. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock pursuant hereto unless and until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange on which the Company's securities are traded, or state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws. If the Optionee fails to accept delivery and pay for all or any part of the number of shares specified by such notice upon tender of delivery thereof the Optionee's right to exercise this option with respect to such undelivered shares may be terminated by the Company.

     9. Non-Assignability. The option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee except in the event of the Optionee's Disability, in which case the Optionee's legal guardian or the individual designated in the Optionee's durable power of attorney may exercise the option.
Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

     10. Withholding. The Optionee hereby authorizes the Company to withhold from his compensation or agrees to tender the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes in connection with the exercise of the option granted hereby.

     11. Disputes. As a condition to the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

     12. Adjustments. In the event of any stock dividend, stock split, reclassification, merger, consolidation, or similar transaction affecting the shares covered by this option, the rights of the Optionee shall be as provided in Section 8.1 of the Plan and any adjustment therein provided shall be made in accordance with Section 8.1 of the Plan.

     13. Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

     14. Notices. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the Secretary of the Company at the Company's headquarters in Auburn Hills, Michigan, or addressed to the Secretary of the Company at 2701 University Drive, Auburn Hills, MI 48326-9090. All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Company or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

     15. "Optionee" to Include Certain Transferees. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the option, in accordance with the provisions of Section 7 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     16. Governing Law. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

     17. Provisions of Plan Controlling. The provisions hereof are subject to the terms and provisions of the Plan attached hereto as Exhibit A. In the event of any conflict between the provisions of this option and the provisions of the Plan, the provisions of the Plan shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           CHAMPION ENTERPRISES, INC.



                           By:
                               George R. Mrkonic
                               Chairman of the
                                Compensation Committee




                           Walter R. Young, Jr., Optionee

MAH/5866




                NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION
                 GRANTED UNDER THE CHAMPION ENTERPRISES, INC.
                     1995 STOCK OPTION AND INCENTIVE PLAN







Secretary
Champion Enterprises, Inc.
2701 University Drive
Suite 320
Auburn Hills, Michigan  48326

Dear Sir:

     A nonqualified stock option was granted to me on August 31, 1995 to purchase up to 200,000 shares of Champion Enterprises, Inc. Common Stock at a price of $17.00 per share.

     I hereby elect to exercise my nonqualified stock option with
respect to        shares.  A personal check [or cash, bank draft
or money order] for the purchase price is enclosed herewith.

     I authorize the Company to withhold from my compensation or agree to tender the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes due to my exercise of this option.

     [I further represent that the shares of stock that I am purchasing upon this exercise of my option are being purchased for investment purposes and not with a view to resale. This representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective Registration Statement under the Securities Act of 1933.]



                           Walter R. Young, Jr., Optionee



Dated                 , 19